                                                                     EXHIBIT L-2

       MARKET SHARES FOR ELECTRIC COMPANIES IN THE UNITED STATES COMPANIES
                                SORTED BY ASSETS

                                                                      1998
RANK           COMPANY NAME                                      ASSETS ($000S)                    SHARE OF TOTAL
----           ------------                                      --------------                    --------------
1       Texas Utilities Company                                    $39,514,000                          5.91%
2       Southern Company                                           $36,192,000                          5.41%
3       PG&E Corporation                                           $33,234,000                          4.97%
4       AEP AND C&SW COMBINED (PRO FORMA)                          $33,227,202                          4.97%
        ---------------------------------                          -----------                          -----
5       Duke Energy Corporation                                    $26,806,000                          4.01%
6       Unicorn Corporation                                        $25,707,080                          3.84%
7       Edison International                                       $24,698,000                          3.69%
8       Entergy Corporation                                        $22,848,023                          3.42%
9       AMERICAN ELECTRIC POWER COMPANY                            $19,483,202                          2.91%
        -------------------------------                            -----------                          -----
10      FirstEnergy Corp.                                          $18,063,507                          2.70%
11      Public Service Enterprise Group Inc                        $17,997,000                          2.69%
12      Dominion Resources, Inc.                                   $17,517,000                          2.62%
13      GPU, Inc.                                                  $16,288,109                          2.43%
14      Consolidated Edison, Inc.                                  $14,381,403                          2.15%
15      Niagara Mohawk Holdings, Inc.                              $13,861,187                          2.07%
16      CENTRAL AND SOUTH WEST CORPORATION                         $13,744,000                          2.05%
        ----------------------------------                         -----------                          -----
17      DTE Energy Company                                         $12,088,000                          1.81%
18      PECO Energy Company                                        $12,048,363                          1.80%
19      FPL Group, Inc.                                            $12,029,000                          1.80%
20      CMS Energy Corporation                                     $11,310,000                          1.69%
21      Sempra Energy                                              $10,456,000                          1.56%
22      Northeast Utilities                                        $10,387,381                          1.55%
23      ClNergy Corp.                                              $10,298,795                          1.54%
24      PPL Corporation                                             $9,607,000                          1.44%
25      Constellation Energy Group, Inc.                            $9,195,000                          1.37%
26      MidAmerican Energy Hldgs-CalEnergy                          $9,103,524                          1.36%
27      Ameren Corporation                                          $8,847,439                          1.32%
28      Carolina Power &Light Company                               $8,347,406                          1.25%
29      Hawaiian Electric Industries, Inc.                          $8,199,260                          1.23%
30      Western Resources, Inc.                                     $7,951,428                          1.19%
31      New Century Energies, Inc.                                  $7,671,964                          1.15%
32      Northern States Power Company                               $7,396,297                          1.11%
33      KeySpan Corporation                                         $6,895,102                          1.03%
34      Pinnacle West Capital Corporation                           $6,824,546                          1.02%
35      lllinova Corporation                                        $6,801,300                          1.02%
36      Allegheny Energy, Inc.                                      $6,747,793                          1.01%
37      Potomac Electric Power Company                              $6,654,800                          0.99%
38      Florida Progress Corporation                                $6,160,800                          0.92%
39      Conectiv                                                    $6,087,674                          0.91%
40      UtiliCorp United Inc.                                       $5,991,500                          0.90%
41      Wisconsin Energy Corporation                                $5,361,757                          0.80%
42      Citizens Utilities Company                                  $5,292,932                          0.79%
43      SCANA Corporation                                           $5,281,000                          0.79%
44      Dynegy Inc.                                                 $5,264,237                          0.79%
45      DQE                                                         $5,247,563                          0.78%
46      New England Electric System                                 $5,070,535                          0.76%
47      NiSource Inc.                                               $4,986,503                          0.75%
48      Alliant Energy Corporation                                  $4,959,337                          0.74%
49      Energy East Corporation                                     $4,883,337                          0.73%
50      LG&E Energy Corp.                                           $4,773,268                          0.71%

                                                                     EXHIBIT L-2

Prepared by Navigant Consulting, Inc.

                                                                     EXHIBIT L-2

       MARKET SHARES FOR ELECTRIC COMPANIES IN THE UNITED STATES COMPANIES
                                SORTED BY ASSETS

                                                               1998
RANK     COMPANY NAME                                      ASSETS ($000S)           SHARE OF TOTAL
----     ------------                                      --------------           --------------
51       Puget Sound Energy, Inc.                            $4,720,689                 0.71%
52       TECO Energy, Inc.                                   $4,179,300                 0.62%
53       DPL Inc.                                            $3,855,900                 0.58%
54       Avista Corporation                                  $3,253,636                 0.49%
55       NSTAR                                               $3,204,036                 0.48%
56       Kansas City Power &Light Company                    $3,012,364                 0.45%
57       OGE Energy Corp.                                    $2,983,929                 0.45%
58       Montana Power Company                               $2,928,095                 0.44%
59       UniSource Energy Corporation                        $2,634,180                 0.39%
60       Sierra Pacific Resources                            $2,607,824                 0.39%
61       Public Service Company -New Mexico                  $2,576,788                 0.39%
62       Reliant Energy, Incorporated                        $2,452,935                 0.37%
63       RGS Energy Group, Inc.                              $2,452,935                 0.37%
64       IDACORP, Inc.                                       $2,451,620                 0.37%
65       Minnesota Power, Inc.                               $2,317,100                 0.35%
66       CMP Group, Inc.                                     $2,262,884                 0.34%
67       IPALCO Enterprises, Inc.                            $2,118,945                 0.32%
68       United Illuminating Company                         $1,891,336                 0.28%
69       El Paso Electric Company                            $1,891,219                 0.28%
70       Northwestern Corporation                            $1,736,216                 0.26%
71       WPS Resources Corporation                           $1,510,387                 0.23%
72       MDU Resources Group, Inc.                           $1,452,775                 0.22%
73       Cleco Corporation                                   $1,429,000                 0.21%
74       CH Energy Group, Inc.                               $1,316,038                 0.20%
75       CILCORP Inc.                                        $1,312,940                 0.20%
76       Eastern Utilities Associates                        $1,302,638                 0.19%
77       SIGCORP, Inc.                                       $1,029,518                 0.15%
78       TNP Enterprises, Inc.                                 $993,765                 0.15%
79       Otter Tail Power Company                              $655,612                 0.10%
80       Empire District Electric Co.                          $653,294                 0.10%
81       Bangor Hydro-Electric Company                         $605,689                 0.09%
82       Black Hills Corporation                               $559,417                 0.08%
83       Central Vermont Public Service Corp                   $530,282                 0.08%
84       Madison Gas and Electric Company                      $466,265                 0.07%
85       Unitil Corporation                                    $376,835                 0.06%
86       Green Mountain Power Corporation                      $309,824                 0.05%
87       St. Joseph Light &Power Company                       $251,255                 0.04%
88       Maine Public Service Company                          $164,296                 0.02%
=========================================================================================================
         TOTAL I. O. U. ASSETS                             $669,007,113               100.00%

Prepared by Navigant Consulting, Inc.